UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2007

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee

(State or other jurisdiction of incorporation)

62-0935669

(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective May 15, 2007, Marc Jensen will assume the duties of Vice President, Corporate Controller and be the principal accounting officer of Pacer International, Inc. (the "Company"). Lawrence C. Yarberry, the Company's Executive Vice President, Chief Financial Officer, had been serving as principal accounting officer since November 1, 2006.

Prior to this promotion, Mr. Jensen, age 53, served as the Company's Assistant Vice President of Internal Audit and Compliance since January 2006. Before joining the Company, Mr. Jensen was President of MLJ Consulting, Inc. from May 2000 to December 2005, providing business process and systems consulting services, primarily to the Company. Mr. Jensen served as Director of Worldwide System Support of ACS Logistics, Inc, a subsidiary of American President Lines, LTD, from 1998 to 2000 and as Director of Customer Information Support of ACS Logistics, Inc. from 1997 to 1998.

Mr. Jensen is not a party to an employment agreement with the Company, and no grants or awards under any plan, contract or arrangement were made in connection with this promotion.

(e) At the annual meeting of shareholders held on May 3, 2007, the shareholders of the Company approved the 2006 Long Term Incentive Plan (the "2006 Plan"). The Compensation Committee and the Board unanimously adopted and approved the 2006 Plan on August 1, 2006, subject to the approval of the shareholders.

The purpose of the 2006 Plan is to attract and retain the best available individuals for positions of substantial responsibility, provide incentive to directors, officers, employees and consultants to use their best efforts toward the Company's continued success and to operate and manage the Company's business in a manner that will provide for long-term growth and profitability, and align the long-term interests of directors, officers, employees and consultants with those of shareholders. Under the 2006 Plan, the Compensation Committee of the Board, as plan administrator (or other plan administrator approved by the Board), may provide incentives through the grant of stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards (each an "Award"). Present and future employees and consultants, including non-employee directors, of the Company and its subsidiaries or parent entities are eligible to receive Awards under the 2006 Plan.

The Board has reserved a total of 2.5 million shares of common stock for issuance under the 2006 Plan. The Compensation Committee of the Company's Board of Directors or other plan administrator determined by the Board has the authority to determine the type of Award, as well as the terms and conditions of an Award, under the 2006 Plan.

In connection with the adoption of the 2006 Plan, the Company's 2002 Stock Option Plan (the "2002 Plan") was terminated and no further awards may be granted under that plan but such termination does not affect outstanding awards under the 2002 Plan.

The foregoing summary of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan filed as Exhibit A to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2007 and is incorporated herein by reference.

As described in the Company's definitive proxy statement, the Compensation Committee and the Board of Directors granted certain members of the Company's management team an Award of restricted stock under the 2006 Plan, subject to shareholder approval of the 2006 Plan. Since the 2006 Plan has now been approved by the shareholders of the Company, the grant of these Awards has become final. These Awards of restricted stock vest in equal 25% increments over a four-year period, with the first 25% vesting on June 1, 2007, subject as to a given increment to the employee's continued employment with the Company on the applicable vesting date. The number of shares of restricted stock awarded under the 2006 Plan to the Company's principal executive officer, principal financial officer and named executive officers is set forth in the following table:

Name	Title	# of shares
Michael E. Uremovich	Chairman & CEO	100,000
C. Thomas Shurstad	President	35,000
Brian Kane	EVP, COO - Intermodal Segment	10,000
Michael F. Killea	EVP, General Counsel	15,000
Alex Munn	EVP, COO- Logistics Segment	6,000
Lawrence C. Yarberry	EVP, CFO	15,000

Additional terms and conditions of these initial Awards of restricted stock are set forth in the form of restricted stock award agreement filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 6, 2007, filed with the Securities and Exchange Commission on May 4, 2007, which form of agreement is hereby incorporated by reference.

ITEM 8.01. Other Events

The Company's 2007 annual meeting of shareholders was held on May 3, 2007. At the meeting, each of the following persons was re-elected as a Class I director for a three-year term: P. Michael Giftos, Bruce Spector and Michael E. Uremovich. The shareholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2007 fiscal year.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Pacer International, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2007)

10.2

Form of Restricted Stock Award Agreement pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to of the Company's Quarterly Report on Form 10-Q filed on May 4, 2007)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: May 9, 2007 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

Exhibit No.	Description
10.1

Pacer International, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2007)

10.2

Form of Restricted Stock Award Agreement Pursuant to the Pacer International, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to of the Company's Quarterly Report on Form 10-Q filed on May 4, 2007)